Phone: 800-213-0689 www.newenergytechnologiesinc.com	Briana L. Erickson New Energy Technologies, Inc. 9192 Red Branch Road, Suite 110 Columbia, MD 21045 Email: Briana@NewEnergyTechnologiesInc.com

Exhibit 99.1

News Release

New Energy’s Latest SolarWindow™ Coatings for Generating Electricity on See-Through Glass Lead to Increased Transparency and Improved Color

Columbia, MD – August 22, 2011 – New Energy Technologies, Inc. (OTCQB: NENE) today announced that researchers developing its SolarWindow™ technology, capable of generating electricity on see-through glass, have developed a first-ever working prototype using brand new electricity-generating coatings which lead to increased transparency and enhanced color –attributes important to consumer acceptance of a commercially viable product.

“Improved transparency and color of our SolarWindow™ coatings allows for the development of a consumer-popular product which generates electricity on see-through glass while mimicking the aesthetic look of today’s popular window tint and films,” explained Mr. John A. Conklin, President and CEO of New Energy Technologies, Inc.  “I’m most pleased that our researchers are not only working towards functionality but an attractive SolarWindow™ as well.”

Researchers developing SolarWindow™ have successfully coated the glass surface of a working lab-scale prototype with newly-discovered, organic electricity-generating coatings comprised primarily of hydrogen and carbon.  These new coatings favorably influence various electronic, electrochemical, and optical properties of SolarWindow™, essential to producing a highly transparent and aesthetically pleasing soft window tint and color.

“I’m proud of both our research and product development teams, who have accomplished numerous product performance, cost, manufacturing, and aesthetic goals, key to driving our SolarWindow™ towards production and eventual commercial launch.”

New Energy researchers have made many significant technical strides, culminating in inventions that are the subject of 10 new patent applications with the United States Patent and Trademark Office.

Among such SolarWindow™-related inventions is the discovery of novel coatings which remain see-through while generating electricity and can be sprayed on to glass surfaces.  Unlike temperature and pressure sensitive manufacturing required in the production of other solar-photovoltaic products, New Energy’s electricity-generating coatings can be applied by spray at room-temperature -- important to keeping manufacturing costs low.

Recently, researchers determined to investigate commercial applications beyond glass successfully generated electricity on flexible plastic using the Company’s ‘spray-on’ coating methods.  Scientists sprayed the Company’s electricity-generating coatings onto flexible, lightweight lab-scale plastic (polyethylene terephthalate or “PET”) at room temperature and at low pressure. Scientists anticipate that commercially developed electricity-generating flexible plastic could be deployed as tinted window film, which remains see-through while generating electrical power.

Many of these patent-pending discoveries were collectively unveiled to mainstream media, scientists, academics, industry professionals, and investors late last year.  Attendees witnessed New Energy’s SolarWindow™ prototypes in action, successfully producing sufficient voltage to power electrical lights and generating enough current to drive a mechanical device. During the demonstration, SolarWindow™ not only generated electrical power from exposure to sunlight but also from artificial fluorescent light - an attribute unique to New Energy’s SolarWindow™.

Scientists developing SolarWindow™ subsequently achieved a major research breakthrough, resulting in the fabrication of New Energy’s first ever 1’X1’ prototype – a necessary step for commercial scalability.

Currently under development for eventual commercial deployment in the estimated 85 million commercial buildings and homes in America, SolarWindow™ is the world’s first-of-its-kind technology capable of generating electricity on see-through glass windows.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•
MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of 18 US and International patent applications.  An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

•
 SolarWindow™ technologies which enable see-through windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings – the subject of ten patent applications.  These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start-up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.